SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported, January 12, 2010)

EXOUSIA ADVANCED MATERIALS, INC.
(Exact name of registrant as specified in its charter)

Texas	333-87696	90-0347581
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8503 North Fitzgerald Way
Missouri City, TX 77459
(Address of principal executive offices)

(Telephone number, including area code of agent for service)  (832) 222-2625

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders,

On March 18, 2010, the Certificate of Designation and Preferences for the Series A Preferred Stock (the "Series A Stock") of Exousia Advanced Materials, Inc., a Texas corporation (the "Corporation") was amended by the vote of board of directors of the Corporation and the consent of all of the holders of the Series A Stock to eliminate the automatic conversion of the Series A Stock into Common Stock of the Corporation.  Under the Certificate of Designation for the Series A Preferred Stock as amended, the holders of Series A Stock may elect to convert their shares of Series A Preferred Stock to Common Stock once the Corporation has sufficient authorized shares of Common Stock to permit such conversion.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Designation and Preferences of Series A Convertible Preferred Stock of Exousia Advanced Materials, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOUSIA ADVANCED MATERIALS, INC.
/s/ J. Wayne Rodrigue
Date: March 18, 2010	J. Wayne Rodrigue
President